Exhibit 99.1

Mesa Royalty Trust Announces Trust Income for March 2004

MESA ROYALTY TRUST

JPMorgan Chase Bank, Trustee	NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS March 19, 2004 – Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of March 2004. Unitholders of record on March 31, 2004 will receive a distribution amounting to $748,183 or $0.401474080 per unit payable on April 30, 2004. Royalty income from the San Juan Basin Properties totaled $378,679. Royalty income from the Hugoton Properties totaled $381,944.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:

Mesa Royalty Trust JPMorgan Chase Bank, as Trustee Mike Ulrich 1(800) 852-1422 (512) 479-2562

www.businesswire.com/cnn/mtr.htm

P.O. Box 550 Austin, TX 78789